Exhibit 1.2

WHITING PETROLEUM CORPORATION

(a Delaware corporation)

                     Shares of Common Stock

PURCHASE AGREEMENT

Dated:                     , 2004

WHITING PETROLEUM CORPORATION

(a Delaware corporation)

                     Shares of Common Stock

(Par Value $.001 Per Share)

PURCHASE AGREEMENT

                    , 2004

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

Ladies and Gentlemen:

Whiting Petroleum Corporation, a Delaware corporation (the “Company”), Alliant Energy Resources, Inc. (the “Selling Stockholder”), a Wisconsin corporation and wholly-owned subsidiary of Alliant Energy Corporation, a Wisconsin corporation (“Alliant”), and Alliant, confirm their agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) with respect to the sale by the Selling Stockholder and the purchase by Merrill Lynch of the number of shares of Common Stock, par value $.001 per share, of the Company (“Common Stock”) set forth on Schedule A hereto. The aforesaid              shares of Common Stock to be purchased by Merrill Lynch are hereinafter called the “Securities.”

Concurrent with the offering and sale of the Securities by the Selling Stockholder pursuant to the terms of this Agreement, the Company is offering to sell              shares of Common Stock (the “Concurrent Offering”) pursuant to the terms of a Purchase Agreement, dated of even date herewith, among the Company, Merrill Lynch and the other underwriters named therein (the “Primary Purchase Agreement”). The offering and sale of the Securities by the Selling Stockholder pursuant to the terms of this Agreement are not contingent on the successful completion of the Concurrent Offering.

Each of the Company, the Selling Stockholder and Alliant understands that Merrill Lynch proposes to make a public offering of the Securities as soon as Merrill Lynch deems advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-118261), including the related preliminary prospectus or prospectuses, covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.” Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” Such registration statement, including the exhibits and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to Merrill Lynch for use in connection with the offering of the Securities is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to Merrill Lynch as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agree with Merrill Lynch, as follows:

(i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with written information furnished to the Company by

Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to Merrill Lynch for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants with respect to the Company as required by the 1933 Act and the 1933 Act Regulations.

(iii) Financial Statements. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects, on the basis set forth in the Registration Statement, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of income, stockholders’ equity and cash flows of Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The summary pro forma financial information, the pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly in all material respects, on the basis set forth in the Registration Statement, the information shown therein, have been prepared in all material respects in accordance with the Commission’s rules with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate in all material respects to give effect to the transactions and circumstances referred to therein.

(iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except as described in the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(v) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(vi) Good Standing of Subsidiaries. Each of Whiting Oil and Gas Corporation (“Whiting Oil and Gas”), Whiting Programs, Inc. and Equity Oil Company (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. As of the date of this Agreement, the only subsidiaries of the Company are the subsidiaries listed on Exhibit 21 to the Registration Statement. The subsidiaries of the Company, other than the Subsidiaries, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(vii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the table under the caption “Capitalization” (except pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(viii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(ix) Authorization and Description of Securities. The Securities to be purchased by Merrill Lynch from the Selling Stockholder have been duly authorized and validly issued and are fully paid and non-assessable; the Common Stock conforms in all material respects to all statements relating thereto contained in the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the Securities are not subject to the preemptive or other similar rights of any securityholder of the Company.

(x) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, “Agreements and Instruments”), except for such violations or defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the offering and sale of the Securities pursuant to this Agreement) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations (except for such violations that would not result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xi) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary of the Company exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of their or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

(xii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary of the Company, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary of the Company is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xiii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

(xiv) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any written notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

(xvi) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xvii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a

Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xviii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries, including, without limitation, all oil and gas producing properties, and good title to all other properties owned by them, including, without limitation, all assets and facilities used by the Company and its subsidiaries in the production and marketing of oil and gas, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, including, without limitation, all oil and gas producing properties of the Company and its subsidiaries and all assets and facilities used by the Company and its subsidiaries in the production and marketing of oil and gas, are in full force and effect, except where such would not have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has any written notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except where such would not have a Material Adverse Effect.

(xix) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xx) Registration Rights. Other than persons granted registration rights pursuant to the Registration Rights Agreement among Alliant, the Company and the Selling Stockholder (the “Registration Rights Agreement”), there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(xxi) Independent Petroleum Engineers. Cawley, Gillespie & Associates, Inc., whose reports as of January 1, 2004 and July 1, 2004 are referenced in the Prospectus, was, as of the date of such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company and Whiting Oil and Gas and was, to the Company’s knowledge, as of the date of the July 1, 2004 report, an independent petroleum engineer with respect to the selling party in the Company’s acquisition of interests in seventeen fields in the Permian Basin of West Texas and Southeast New Mexico on September 23, 2004. R.A. Lenser & Associates, Inc., whose report as of January 1, 2004 is referenced in the Prospectus, was, as of the dates of such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company and Whiting Oil and Gas. Ryder Scott Company, L.P., whose reports as of December 31, 2003 and January 1, 2004 are referenced in the Prospectus, was, as of the dates of such reports, and is, as of the date hereof, an independent petroleum engineer with respect to the Company and Whiting Oil and Gas and was, to the Company’s knowledge, as of the date of the December 31, 2003 report, an independent petroleum engineer with respect to Equity Oil Company (with 100% of Equity Oil Company’s outstanding stock subsequently acquired by the Company on July 20, 2004).

(xxii) Accuracy of Reserve Information. The information underlying the estimates of reserves of the Company and its subsidiaries, which was supplied by the Company to Cawley, Gillespie & Associates, Inc., R.A. Lenser & Associates, Inc. and Ryder Scott Company, L.P. for purposes of auditing the reserve reports and estimates of the Company and preparing the respective letters (the “Reserve Report Letters” and each a “Reserve Report Letter”) of each of Cawley, Gillespie & Associates, Inc., R.A. Lenser & Associates, Inc. and Ryder Scott Company, L.P., including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; other than normal production of the reserves and intervening spot market product price fluctuations described in the Prospectus, the Company is not aware of any facts or circumstances that would result in an adverse change in the reserves, or the present value of future net cash flows therefrom, as described in the Prospectus and as reflected in each Reserve Report Letter, that would reasonably be expected to result in a Material Adverse Effect; estimates of such reserves and present values as described in the Prospectus and reflected in each Reserve Report Letter comply in all material respects with the applicable requirements of Regulation S-X and Industry Guide 2 under the 1933 Act.

(xxiii) Oil and Gas Agreements. The participation agreements, joint development agreements, joint operating agreements, farm-out agreements and other agreements described in the Prospectus relating to the Company or its subsidiaries’ rights with respect to the ownership, lease or operation of oil and gas properties, the acquisition of interests in oil and gas properties or the exploration for, development of or production of oil and gas reserves thereon, constitute valid and binding agreements of the Company and its subsidiaries that are parties thereto and, to the best knowledge of the Company, of the other parties thereto, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xxiv) Insurance. The Company and each of its subsidiaries maintain insurance covering their properties, operations, personnel and businesses that, in the Company’s reasonable judgment, insures against such losses and risks as are adequate in accordance with customary industry practices to protect the Company and its subsidiaries and their businesses.

(xxv) Internal Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(b) Representations and Warranties by Alliant and the Selling Stockholder. Alliant and the Selling Stockholder, jointly and severally, represent and warrant to Merrill Lynch as of the date hereof with respect to itself, as of the Closing Time, and agree with Merrill Lynch, as follows:

(i) Absence of Defaults and Conflicts. The execution and delivery of this Agreement and the sale and delivery of the Securities to be sold by the Selling Stockholder and the consummation of the transactions contemplated herein and compliance by Alliant and the Selling Stockholder with their respective obligations hereunder have been duly authorized by Alliant and the Selling Stockholder, as appropriate, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by the Selling Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which Alliant or the Selling Stockholder is a party or by which Alliant or the Selling Stockholder may be bound, or to which any of the property or assets of Alliant or the Selling Stockholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws of Alliant or the Selling Stockholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign (including, without limitation, all local government instrumentalities and courts, the Federal Energy Regulatory Commission (“FERC”) and the Securities and Exchange Commission’s regulations under the Public Utility Holding Company Act of 1935, as amended (the “1935 Act”)), having jurisdiction over Alliant and the Selling Stockholder or any of their respective properties.

(ii) Good and Marketable Title. The Selling Stockholder has and will at the Closing Time have good and marketable title to the Securities to be sold by the Selling Stockholder hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement; and upon delivery of such Securities and payment of the purchase price therefor as herein contemplated, assuming Merrill Lynch has no notice of any adverse claim, Merrill Lynch will receive good and marketable title to the Securities purchased by it from the Selling Stockholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

(iii) Absence of Manipulation. Alliant and the Selling Stockholder have not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(iv) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by Alliant and the Selling Stockholder of their respective obligations hereunder, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

(v) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by Alliant and the Selling Stockholder.

(c) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to Merrill Lynch or to counsel for Merrill Lynch shall be deemed a representation and warranty by the Company to Merrill Lynch as to the matters covered thereby; and any certificate signed by or on behalf of Alliant or the Selling Stockholder as such and delivered to Merrill Lynch or to counsel for Merrill Lynch pursuant to the terms of this Agreement shall be deemed a representation and warranty by Alliant or the Selling Stockholder, as applicable, to Merrill Lynch as to matters covered thereby.

SECTION 2. Sale and Delivery to Merrill Lynch; Closing.

(a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Stockholder agrees to sell to Merrill Lynch and Merrill Lynch agree to purchase from the Selling Stockholder, at the price per share set forth in Schedule B, the number of Securities set forth in Schedule A opposite the name of Merrill Lynch.

(b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made via facsimile and email and at the office of Alliant Energy Corporation, 4902 N. Biltmore Lane, Madison, WI 53707-1007, or at such other place as shall be agreed upon by Merrill Lynch and Alliant, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by Merrill Lynch and Alliant (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Selling Stockholder by wire transfer of immediately available funds to a bank account designated by the Selling Stockholder, against delivery to Merrill Lynch for the account of Merrill Lynch of certificates for the Securities to be purchased by it.

(c) Denominations; Registration. Certificates for the Securities shall be in such denominations and registered in such names as Merrill Lynch may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The Selling Stockholder will deliver the Securities to Merrill Lynch for the account of Merrill Lynch through the facilities of the Depositary Trust Company (“DTC”), against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account for the Selling Stockholder at a bank reasonably acceptable to Merrill Lynch drawn to the order of the Selling Stockholder prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3. Covenants of the Company. The Company covenants with Merrill Lynch as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify Merrill Lynch immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the

Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. The Company will give Merrill Lynch notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus and will furnish Merrill Lynch with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which Merrill Lynch or counsel for Merrill Lynch shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to Merrill Lynch and counsel for Merrill Lynch, without charge, copies (one of which shall be manually signed) of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and copies (one of which shall be manually signed) of all consents and certificates of experts, and will also deliver to Merrill Lynch, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for Merrill Lynch. The copies of the Registration Statement and each amendment thereto furnished to Merrill Lynch will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to Merrill Lynch, without charge, as many copies of each preliminary prospectus as Merrill Lynch reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to Merrill Lynch, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as Merrill Lynch may reasonably request. The Prospectus and any amendments or supplements thereto furnished to Merrill Lynch will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for Merrill Lynch or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to Merrill Lynch such number of copies of such amendment or supplement as Merrill Lynch may reasonably request.

(f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with Merrill Lynch, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as Merrill Lynch may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) Rule 158. The Company will timely file such reports pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Listing. The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

(i) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, or (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus.

(j) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and any schedules or exhibits) as originally filed and of each amendment thereto, (ii) the preparation and delivery of the certificates for the Securities to Merrill Lynch, including any stock or other transfer taxes and any stamp or other duties payable upon the sale or delivery of the Securities to Merrill Lynch, (iii) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for Merrill Lynch in connection therewith and in connection with the preparation of one Blue Sky Survey, if any, and any supplement thereto for the Securities and the securities offered pursuant to the Primary Purchase Agreement (provided that counsel fees in connection therewith do not exceed $5,000), (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of Merrill Lynch and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to Merrill Lynch in connection with, the review by the National Association of Securities Dealers, Inc. (the “NASD”) of the terms of the sale of the Securities and (x) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange; provided, however, that Merrill Lynch agrees to pay all expenses incident to (i) the printing and delivery of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, it being agreed that Merrill Lynch will pay the incremental cost of delivering such documents in connection with the offering made pursuant to this Agreement which are over and above the cost of delivering each preliminary prospectus, the Prospectus and any amendments or supplements thereto in connection with the Concurrent Offering, (ii) the fees and disbursements of the Company’s counsel relating to (A) the preparation, printing and filing of each preliminary prospectus and of the Prospectus, (B) the closing of the offering made pursuant to this Agreement, (C) the preparation and deliver of opinions pursuant to this Agreement and (D) amendments to the Registration Statement relating to the offering made pursuant to this Agreement, and (iii) fees and disbursements of the Company’s accountants relating to (A) the preparation, printing and filing of each preliminary prospectus and of the Prospectus and (B) the preparation of the accountant’s comfort letter with respect to the Prospectus. Except to the extent that the Company or Merrill Lynch is required by the foregoing sentence to pay such expenses, Alliant will pay all expenses incident to the performance of its and the Selling Stockholder’s obligations under this Agreement, including (i) any stock or other transfer taxes and any stamp or other duties payable upon the sale or delivery of the Securities by the Selling Stockholder to Merrill Lynch, (ii) all underwriting discounts and commissions attributable to the sale of the Securities by the Selling Stockholder to Merrill Lynch and (iii) all fees and expenses of its advisors and legal counsel; provided, however, that the allocation of expenses pursuant to this Section 4(a) will not affect the indemnification obligations and agreements set forth in Section 6 of this Agreement.

(b) Termination of Agreement. If this Agreement is terminated by Merrill Lynch in accordance with the provisions of Section 5 or Section 9(a)(i) hereof other than as a result of a default by Alliant or the Selling Stockholder of their respective obligations hereunder, the Company shall reimburse Merrill Lynch for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for Merrill Lynch. If this Agreement is terminated by Merrill Lynch in accordance with the provisions of Section 5 or Section 9(a)(i) hereof as a result of a default by Alliant or the Selling Stockholder of their respective obligations hereunder, then Alliant shall reimburse Merrill Lynch for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for Merrill Lynch.

SECTION 5. Conditions of Merrill Lynch’s Obligations. The obligations of Merrill Lynch hereunder are subject to the accuracy of the representations and warranties of the Company and Alliant and the Selling Stockholder contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries or Alliant and the Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to Merrill Lynch. A prospectus containing the 430A Information shall have been filed with the Commission in accordance with Rule 424(b) of the 1933 Act Regulations (or a post-effective amendment providing such information shall have been filed with the Commission and declared effective in accordance with the requirements of Rule 430A).

(b) Opinion of Counsel for Company. At Closing Time, Merrill Lynch shall have received the favorable opinion, dated as of Closing Time, in form and substance reasonably satisfactory to counsel for Merrill Lynch, of each of (i) Foley & Lardner LLP, counsel for the Company, Alliant and the Selling Stockholder to the effect set forth in Exhibit A hereto; and (ii) Welborn Sullivan Meck & Tooley, P.C., counsel for the Company, to the effect set forth in Exhibit B hereto.

(c) Opinion of Counsel for Merrill Lynch. At Closing Time, Merrill Lynch shall have received the favorable opinion, dated as of Closing Time, of Vinson & Elkins L.L.P., counsel for Merrill Lynch with respect to the matters set forth in clauses (i), (ii), (iv), (v) through (vii), inclusive, (viii), (ix) (solely as to the information in the Prospectus under “Description of Capital Stock—Common Stock”), (xv) (solely as to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Company) and the penultimate paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States, and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to Merrill Lynch. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(d) Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and Merrill Lynch shall have received (A) a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission (B) a certificate of the Corporate Secretary of Alliant and the Selling Stockholder and of the Vice President and Treasurer of Alliant and the Selling Stockholder, dated as of Closing Time, to the effect that (i) the representations and warranties in Section 1(b) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time and (ii) each of Alliant and the Selling Stockholder has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time.

(e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, Merrill Lynch shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to Merrill Lynch containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(f) Bring-down Comfort Letter. At Closing Time, Merrill Lynch shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(g) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(h) No Objection. The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(i) Lock-up Agreements. At the date of this Agreement, Merrill Lynch shall have received a lock-up agreement pursuant to this Agreement and the Primary Purchase Agreement, substantially in the form previously agreed to by the parties hereto and the parties to the Primary Purchase Agreement, signed by each of the persons or entities listed on Schedule C hereto, it being understood that each of such persons shall only be required to sign a single lock-up agreement for both the offering made pursuant to this Agreement and the Concurrent Offering.

(j) Additional Documents. At Closing Time and at each Date of Delivery, counsel for Merrill Lynch shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Stockholder in connection with the sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to Merrill Lynch and counsel for Merrill Lynch.

(k) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by Merrill Lynch by notice to Alliant at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Merrill Lynch. Each of the Company, Alliant and the Selling Stockholder, jointly and severally, agrees to indemnify and hold harmless Merrill Lynch, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”) and each person, if any, who controls Merrill Lynch within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to

Section 6(d) below) any such settlement is effected with the written consent of the Company and Alliant;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the 430A Information or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, further, that this indemnity agreement shall not inure to the benefit of Merrill Lynch or any person who controls Merrill Lynch on account of any such loss, liability, claim, damage or expense arising out of any such defect or alleged defect in any preliminary prospectus if a copy of the Prospectus shall not have been given or sent by Merrill Lynch with or prior to the written confirmation of the sale involved to the extent that (i) the Prospectus would have cured such defect or alleged defect and (ii) sufficient quantities of the Prospectus were timely made available to Merrill Lynch; and provided, further, that notwithstanding the foregoing provisions, the aggregate amount of Alliant’s and the Selling Stockholder’s indemnity and contribution obligations under this Section 6 shall not exceed an amount equal to the net cash proceeds (before deducting expenses) received by the Selling Stockholder from the sale of Common Stock pursuant to this Agreement; and provided, further, that the indemnification obligations of Alliant and the Selling Stockholder under this Section 6(a) shall be limited to any loss, liability, claim, damage and expense described in the indemnity agreement contained in this subsection (a), as incurred, resulting from untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the 430A Information or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with (i) written information furnished to the Company by Alliant or the Selling Stockholder expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or (ii) information contained in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto) that can be attributed to Alliant or the Selling Stockholder.

(b) Indemnification of Company, Alliant and the Selling Stockholder. Merrill Lynch agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, Alliant, its directors and each person, if any, who controls Alliant within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Selling Stockholder, its directors and each person, if any, who controls the Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. In addition, the indemnifying party shall be entitled, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of any claim or action brought against an indemnified party with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that Merrill Lynch shall have the right to employ one counsel (in addition to local counsel) to represent it and its officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by Merrill Lynch against the indemnifying party under this Section 6 if, in the reasonable judgment of Merrill Lynch, either (i) there is an actual or potential conflict between the position of the indemnifying party on the one hand and Merrill Lynch on the other hand or (ii) there may be defenses available to it or them that are different from or additional to those available to the indemnifying party (in any of which events the indemnifying party shall not have the right to direct the defense of such action on behalf of Merrill Lynch with respect to such different defenses), in any of which events such reasonable fees and expenses shall be borne by the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, Alliant and the Selling Stockholder on the one hand and Merrill Lynch on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, Alliant and the Selling Stockholder on the one hand and of Merrill Lynch on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, Alliant and the Selling Stockholder on the one hand and Merrill Lynch on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Selling Stockholder and Alliant and the total underwriting discount received by Merrill Lynch, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, Alliant and the Selling Stockholder on the one hand and Merrill Lynch on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by Merrill Lynch and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, Alliant, the Selling Stockholder and Merrill Lynch agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, Merrill Lynch shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which Merrill Lynch has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls Merrill Lynch within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and Merrill Lynch’s Affiliates and selling agents shall have the same rights to contribution as Merrill Lynch, and each director of the Company, Alliant and the Selling Stockholder, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company, Alliant and the Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of Merrill Lynch or its Affiliates or selling agents, any person controlling Merrill Lynch, its officers or directors or any person controlling the Company, Alliant or the Selling Stockholder and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. Merrill Lynch may terminate this Agreement, by notice to Alliant, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred after the date hereof and prior to the Closing Time any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of Merrill Lynch, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided, further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10. Tax Disclosure. Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Merrill Lynch shall be directed to Merrill Lynch at 4 World Financial Center, New York, New York 10080, attention of Fritz Schlopy; notices to the Company shall be directed to them at 1700 Broadway, Suite 2300, Denver, Colorado 80290-2300, attention of James J. Volker; and notices to Alliant and the Selling Stockholder shall be delivered to them at 4902 North Biltmore Lane, Madison, Wisconsin, 53718, attention of Thomas L. Hanson.

SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon Merrill Lynch and the Company, Alliant and the Selling Stockholder and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than Merrill Lynch and the Company, Alliant and the Selling Stockholder and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of Merrill Lynch and the Company, Alliant and the Selling Stockholder and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from Merrill Lynch shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 14. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 16. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among Merrill Lynch, the Company, Alliant and the Selling Stockholder in accordance with its terms.

Very truly yours,

WHITING PETROLEUM CORPORATION

By
Title:

ALLIANT ENERGY CORPORATION

By
Title:

ALLIANT ENERGY RESOURCES, INC.

By
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH & CO. MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By
Authorized Signatory

SCHEDULE A

Name	Number of Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Total

Sch. A-1

SCHEDULE B

WHITING PETROLEUM CORPORATION

                     Shares of Common Stock

(Par Value $.001 Per Share)

1. The initial public offering price per share for the Securities to be sold by the Selling Stockholder to Merrill Lynch, determined as provided in said Section 2, shall be $[            ].

2. The purchase price per share for the Securities to be sold by the Selling Stockholder and to be paid by Merrill Lynch shall be $[            ], being an amount equal to the initial public offering price set forth above less $[            ] per share.

Sch. B-1

SCHEDULE C

1.	Alliant Energy Resources, Inc.,

2.	all directors of Whiting Petroleum Corporation, and

3.	all officers of Whiting Petroleum Corporation required to file reports with the SEC pursuant to Section 16 of the 1934 Act.

Sch. C-1

Exhibit A

FORM OF OPINION OF FOLEY & LARDNER LLP

TO BE DELIVERED PURSUANT TO

SECTION 5(b)

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

(ii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(iii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

(iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the table under the caption “Capitalization” (except pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus, or pursuant to the exercise of convertible securities or options referred to in the Prospectus); the shares of issued and outstanding capital stock of the Company, including the Securities to be sold by the Selling Stockholder, have been duly authorized and validly issued and are fully paid and non-assessable; and, to the best of our knowledge, none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(v) The Purchase Agreement has been duly authorized, executed and delivered by the Company, Alliant and the Selling Stockholder.

(vi) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

(vii) The Registration Statement, including any Rule 462(b) Registration Statement and the 430A Information, the Prospectus and each amendment or supplement to the Registration Statement and Prospectus as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

(viii) The form of certificate used to evidence the Common Stock complies in all material respects with the Delaware General Corporation Law, with any applicable requirements of the charter and by-laws of the Company and the requirements of the New York Stock Exchange.

(ix) The information in the Prospectus under “Description of Capital Stock—Common Stock”, “Business and Properties—Regulations—Environmental Regulations,” “Description of Capital Stock—Preferred Stock” and “Relationship with Alliant Energy Corporation” and in the Registration Statement under Item 14, to the extent that it constitutes matters of law, summaries of legal matters, the Company’s charter and bylaws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

(x) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any domestic court or governmental authority or agency (other than under the 1933 Act and the 1933 Act Regulations, which have been made or obtained, or as may be required under (a) the securities or blue sky laws of the various states, and (b) the Natural Gas Act of 1938, the Natural Gas Policy Act of 1978, the Natural Gas Wellhead Decontrol Act, the Outer Continental Shelf Lands Act and the Interstate Commerce Act and the rules, regulations and orders of the FERC and the Minerals Management Service, as the case may be, under such Acts (collectively, the “Gas and Oil Acts and Regulations”), as to which, in each case, we express no opinion in this clause (x)) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement by the Company, Alliant or the Selling Stockholder, or the offering, sale or delivery of the Securities pursuant to the Purchase Agreement or the consummation of the transactions contemplated by the Purchase Agreement.

(xi) The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement (including the offering and sale of the Securities pursuant to the Purchase Agreement) and compliance by Alliant, the Selling Stockholder and the Company with their respective obligations under the Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(x) of the Purchase Agreement) under or, except as set forth in the Registration Statement, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to those agreements identified in Schedule I to this opinion (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us (other than the 1935 Act and the rules, regulations and orders of the Commission under the 1935 Act and the Gas and Oil Acts and Regulations, as to which, in each case, we express no opinion), of any U.S. government, government instrumentality or court, having jurisdiction over the Company or any of its properties, assets or operations.

(xii) To the best of our knowledge, other than persons granted registration rights pursuant to the Registration Rights Agreement among Alliant, the Company and the Selling Stockholder (the “Registration Rights Agreement”), there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(xiii) The Company is not required, and upon the sale of the Securities pursuant to the Purchase Agreement will not be required, to register as an “investment company” under the 1940 Act.

(xiv) Upon delivery of the Securities to be sold by the Selling Stockholder and payment of the purchase price therefor as herein contemplated, assuming Merrill Lynch has no notice of any adverse claim with respect to such Securities, Merrill Lynch will receive title to the Securities purchased by it from the Selling Stockholder, free and clear of any adverse claim.

Nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company, Alliant and the Selling Stockholder and public officials. In giving such opinion such counsel may, as to all matters governed by the laws of jurisdictions other than the law of the State of Wisconsin, the federal law of the United States, and the General Corporation Law of the State of Delaware, assume that the applicable laws of such other jurisdictions are identical in all relevant respects to the substantive laws of the State of Wisconsin. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

Schedule I

1. Second Amended and Restated Credit Agreement, dated as of September 23, 2004, among Whiting Oil and Gas Corporation, Whiting Petroleum Corporation, the financial institutions listed therein and Bank One, NA, as Administrative Agent.

2. Whiting Petroleum Corporation 2003 Equity Incentive Plan.

3. Whiting Oil and Gas Corporation Production Participation Plan, as Amended and Restated as of April 23, 2004.

4. Master Separation Agreement, dated November 25, 2003, among Alliant Energy Corporation, Alliant Energy Resources, Inc., Whiting Petroleum Corporation and Whiting Oil and Gas Corporation.

5. Registration Rights Agreement, dated November 25, 2003, among Alliant Energy Corporation, Alliant Energy Resources, Inc. and Whiting Petroleum Corporation.

6. Tax Separation and Indemnification Agreement, dated November 25, 2003, between Alliant Energy Corporation, Whiting Petroleum Corporation and Whiting Oil and Gas Corporation.

7. Agreement and Plan of Merger, dated February 2004, by and among Whiting Petroleum Corporation, WPC Equity Acquisition Corp. and Equity Oil Company.

8. Amendment No. 1 to Agreement and Plan of Merger, dated as of May 18, 2004, by and among Whiting Petroleum Corporation, WPC Equity Acquisition Corp. and Equity Oil Company.

9. Indenture of Mortgage or Deed of Trust dated August 1, 1941, between Wisconsin Power and Light Company (“WP&L”) and First Wisconsin Trust Company (n/k/a U.S. Bank National Association) and George B. Luhman (Frank P. Leslie, successor), as Trustees (the “1941 Indenture”).

10. First through Thirtieth Supplemental Indentures to the 1941 Indenture.

11. Rights Agreement, dated January 20, 1999, between Alliant Energy Corporation (“AEC”) and Wells Fargo Bank Minnesota, N.A., successor.

12. Indenture, dated as of June 20, 1997, between WP&L and Firstar Trust Company (n/k/a U.S. Bank National Association), as Trustee, relating to debt securities.

13. Officers’ Certificate, dated as of June 25, 1997, creating the 7% debentures due June 15, 2007 of WP&L.

14. Officers’ Certificate, dated as of October 27, 1998, creating the 5.70% debentures due October 15, 2008 of WP&L.

15. Officers’ Certificate, dated as of March 1, 2000, creating the 7-5/8% debentures due March 1, 2010 of WP&L.

16. Officers’ Certificate, dated as of July 28, 2004, creating the 6.25% Debentures due 2034.

17. Five Year Credit Agreement, dated as of July 26, 2004, among WP&L, the Banks set forth therein and Wachovia Bank, National Association as administrative agent and issuer of Letters of Credit.

18. Indenture of Mortgage and Deed of Trust, dated as of September 1, 1993, between Interstate Power and Light Company (“IP&L”) (formerly Iowa Electric Light and Power Company (“IE”)) and the First National Bank of Chicago (J.P. Morgan Trust Company, National Association, successor), as Trustee (“1993 Indenture”).

19. First through Fifth Supplemental Indentures to IP&L’s 1993 Indenture.

20. Indenture of Mortgage and Deed of Trust, dated as of August 1, 1940, between IP&L (formerly IE) and the First National Bank of Chicago (J.P. Morgan Trust Company, National Association, successor), Trustee (“1940 Indenture”).

21. First through Sixty-Third Supplemental Indentures to IP&L’s 1940 Indenture.

22. Indenture (for Senior Unsecured Debt Securities), dated as of August 1, 1997, between IP&L (formerly IESU) and The First National Bank of Chicago (J.P. Morgan Trust Company, National Association, successor), as Trustee.

23. Officers’ Certificate, dated as of August 4, 1997, creating IP&L’s 6-5/8% Senior Debentures, Series A, due 2009.

24. Officers’ Certificate, dated as of March 6, 2001, creating IP&L’s 6-3/4% Senior Debentures, Series B, due 2011.

25. Indenture (for Senior Unsecured Debt Securities), dated as of August 20, 2003, between IP&L and Bank One Trust Company, National Association (J.P. Morgan Trust Company, National Association, successor), as Trustee.

26. Officer’s Certificate, dated as of September 10, 2003, creating IP&L’s 5.875% Senior Debentures due 2018.

27. Officer’s Certificate, dated as of October 20, 2003, creating IP&L’s 6.450% Senior Debentures due 2033.

28. Officer’s Certificate, dated as of May 3, 2004, creating IP&L’s 6.30% Senior Debentures due 2034.

29. Officer’s Certificate, dated as of August 2, 2004, reopening IP&L’s 6.30% Senior Debentures due 2034.

30. Indenture of IP&L (successor to Interstate Power Company (“IPC”), to JPMorgan Chase Bank (formerly The Chase Manhattan Bank) and Carl E. Buckley (James P. Freeman, successor), as Trustees, dated January 1, 1948 securing First Mortgage Bonds (“1948 Indenture”).

31. First through Twenty-First Supplemental Indentures, dated January 1, 1948, through December 31, 2001, to IP&L’s 1948 Indenture.

32. Five Year Credit Agreement, dated as of July 26, 2004, among IP&L, the Banks set forth therein and Wachovia Bank, National Association as administrative agent and issuer of Letters of Credit.

33. Indenture, dated as of November 4, 1999, among Alliant Energy Resources, Inc. (“AER”), AEC, as Guarantor, and Firstar Bank, N.A. (n/k/a U.S. Bank National Association), as Trustee.

34. First Supplemental Indenture, dated as of November 4, 1999, among AER, AEC, as Guarantor, and Firstar Bank, N.A. (n/k/a U.S. Bank National Association), as Trustee.

35. Second Supplemental Indenture, dated as of February 1, 2000, among AER, AEC, as Guarantor, and Firstar Bank, N.A. (n/k/a U.S. Bank National Association), as Trustee.

36. Third Supplemental Indenture, dated as of November 15, 2001, among AER, AEC, as Guarantor, and Firstar Bank, N.A. (n/k/a U.S. Bank National Association), as Trustee.

37. Fourth Supplemental Indenture, dated as of December 26, 2002, among AER, AEC, as Guarantor, and U.S. Bank National Association, as Trustee.

38. Five Year Credit Agreement, dated as of July 26, 2004, among AEC, the Banks set forth therein and Wachovia Bank, National Association as administrative agent and issuer of Letters of Credit.

39. Service Agreement (Non-Utility Companies), dated May 22, 1998, among Alliant Industries, Inc. (n/k/a Alliant Energy Resources, Inc.), IPC Development Company, Inc. and Alliant Services Company, Inc. (n/k/a Alliant Energy Corporate Services, Inc.).

40. Indenture, dated as of May 11, 2004, by and among Whiting Petroleum Corporation, Whiting Oil and Gas Corporation, Whiting Programs, Inc. and J.P. Morgan Trust Company, National Association, as Trustee.

Exhibit B

FORM OF OPINION OF WELBORN SULLIVAN MECK & TOOLEY, P.C.

TO BE DELIVERED PURSUANT TO

SECTION 5(b)

(i) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of our knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and, to the best of our knowledge, none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

(ii) To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary of the Company is a party, or to which the property of the Company or any subsidiary of the Company is subject, before or brought by any domestic court or governmental agency or body, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder.

(iii) All descriptions in the Registration Statement of contracts and other documents to which the Company or any of its subsidiaries are a party are, to the best of our knowledge, accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed as exhibits thereto.

(iv) The information in the Prospectus under “Business and Properties—Regulation”, “Business and Properties—Legal Proceedings”, “Business and Properties—Environmental and Safety” and “Business and Properties—Title to Properties”, to the extent that it constitutes matters of law, summaries of legal matters or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

(v) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any domestic court or governmental authority or agency pursuant to the Natural Gas Act of 1938, the Natural Gas Policy Act of 1978, the Natural Gas Wellhead Decontrol Act, the Outer Continental Shelf Lands Act and the Interstate Commerce Act and the

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rules, regulations and orders of the FERC and the Minerals Management Service, as the case may be, under such Acts is necessary or required in connection with the due authorization, execution or delivery of the Purchase Agreement or for the offering sale or delivery of the Securities.

(vi) The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement (including the offering and sale of the Securities pursuant to the Purchase Agreement) and compliance by the Company with its obligations under the Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(x) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary of the Company pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any subsidiary of the Company is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary of the Company is subject (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary of the Company, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us (other than the 1935 Act and the rules, regulations and orders of the Commission under the 1935 Act, as to which we express no opinion), of any U.S. government, government instrumentality or court, having jurisdiction over the Company or any subsidiary of the Company or any of their respective properties, assets or operations.

Nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. In giving such opinion such counsel may, as to all matters governed by the laws of jurisdictions other than the law of the State of Colorado, the federal law of the United States, and the General Corporation Law of the State of Delaware, assume that the applicable laws of such other jurisdictions are identical in all relevant respects to the substantive laws of the State of Colorado. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

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